                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: August 9, 2004
                        (Date of earliest event reported)

                          CAPITAL GROWTH SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

         Florida                     0-30831                     65-0953505
(State or other jurisdiction   (Commission File No.)           (IRS Employer
    of incorporation)                                        Identification No.)


                            1100 East Woodfield Road
                           Schaumburg, Illinois 60173
                    (Address of Principal Executive Offices)

                                 (630) 872-5800
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS.

         On August 9, 2004, Capital Growth Systems, Inc. (the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Frontrunner Network Systems, Corp., a Delaware corporation ("Frontrunner") and Frontrunner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Mergeco"). The transaction is a reverse triangular merger, whereby Mergeco will merge with and into Frontrunner, with Frontrunner being the surviving corporation (the "Merger"). The Merger and Merger Agreement were approved by the Board of Directors of the Company, Frontrunner and Mergeco, and by a majority of the shareholders of Frontrunner. The Company intends to file the certificate of merger relating to the Merger with the Secretary of State of the State of Delaware on or about September 13, 2004, at which time the Merger will become effective (the "Effective Time"), subject to satisfaction by Frontrunner of all of the conditions precedent to the closing of the Merger. These conditions include, but are not limited to, (i) "Creditors" (as that term is defined herein), executing a "Creditor Waiver Agreement" (as that term is defined herein), (ii) James Cuppini entering into an employment agreement with Frontrunner, (iii) entry by Frontrunner into certain payment agreements calling for amortization of outstanding past due obligations to Frontrunner plus a market rate of interest with certain other of its creditors, and (iv) Frontrunner obtaining from Harris Trust and Savings Bank, a consent to the Merger and a commitment that it will extend and maintain a loan to Frontrunner with a principal amount of not less than the principal balance outstanding as of the date of the Merger Agreement.

         Prior to the entry into the Merger Agreement, Frontrunner had outstanding the following shares of capital stock: (i) 222.184 shares of nonvoting Eight Percent (8%) Senior Preferred Stock, par value $100.00 per share (the "Senior Preferred Stock"); (ii) 2,000 shares of Junior Convertible Preferred Stock, par value $100.00 per share (the "Junior Preferred Stock");
(iii) 4,050 shares of Series A Convertible Preferred Stock, par value $100.00 per share (the "Convertible Preferred Stock"); and (iv) 87,155,413 shares of common stock, par value $0.001 per share (the "Frontrunner Common Stock"). No shares of capital stock have been issued by Frontrunner since entry into the Merger Agreement.

         In consideration for Frontrunner shares, the Company will pay $222.18 in the aggregate in exchange for all of the Senior Preferred Stock. All of the shares of the Junior Preferred Stock, the Convertible Preferred Stock and the Frontrunner Common Stock, and all outstanding unexpired and unexercised options and warrants to acquire Frontrunner Common Stock will be cancelled without consideration therefore. The Senior Preferred Stock is entitled to a liquidation preference of $1,000 per share and accordingly, all other shares of stock of the Company are subordinate to such preference.

         Each share of Senior Preferred Stock outstanding immediately prior to the Effective Time will be cancelled and extinguished and converted automatically into the right to receive $1.00 per share. Each share of Junior Preferred Stock, Convertible Preferred Stock and Frontrunner Common Stock and any outstanding options, warrants, convertible notes, or other convertible securities or other rights to acquire shares of the Company will be extinguished and cancelled without conversion or exercise, and those holders shall not be entitled to any payment of any kind. Each share of stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time will be cancelled and extinguished without any conversion thereof.

         As additional consideration to be given by the Company in connection with the Merger Agreement (but not as part of the Merger consideration), and for the benefit of Frontrunner, prior to the Effective Time, the Company shall issue up to 1,000,000 shares of its common stock, $.0001 par value (the "Company Common Stock") to certain creditors of Frontrunner in exchange for the cancellation of indebtedness to Frontrunner by those Creditors in the approximate amount of $2,252,433 (excluding accrued unpaid interest and other claims). This additional consideration is issued pursuant to the Creditor Waiver and Consent Agreement (the "Creditor Waiver Agreement"). The most recent private placement of the Company Common Stock was made at $1.35 per share, which is assumed to constitute its fair market value.

         Each share of $0.00001 par value common stock of Mergeco issued to the Company immediately prior to the Effective Time, shall by virtue of the Merger, be converted into one share of common stock of Frontrunner.

         The Merger Agreement further provided that: (i) the officers of Frontrunner immediately prior to the Effective Time will continue to serve as the officers of Frontrunner, as the surviving corporation; and (ii) the directors of Mergeco will become the directors of Frontrunner, as the surviving corporation.

         The Company has registered with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 and has filed a registration statement under Form SB-2 to register for resale the shares of common stock issued per its most recent private placement as well as certain other common stock either issued or underlying certain outstanding warrants. There is presently no public market for the Company Common Stock, and it is not expected that the registration statement will be declared effective until some time following the closing of the Merger.

         The description of the proposed Merger included in this draft is not complete, and is qualified in its entirety by reference to the Merger Agreement and Creditor Waiver Agreement which are filed as exhibits to this Form 8-K and are incorporated by reference herein. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         Exhibit 10.1 -- Agreement and Plan of Merger By and Among Capital Growth Systems, Inc., a Florida corporation, Frontrunner Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Capital Growth Systems, Inc., and Frontrunner Network Systems, Corp., a Delaware corporation.

         Exhibit 10.2 -- Form of Creditor Waiver and Consent Agreement By and Among Frontrunner Network Systems, Corp., Capital Growth Systems, Inc., a Florida corporation, and Creditors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 13, 2004

                                               CAPITAL GROWTH SYSTEMS, INC.

                                               By:   /s/  Rory Herriman
                                                     ---------------------------
                                               Its:  Secretary, Treasurer and
                                                     Chief Technology Officer